Exhibit 21.1

Centaur Guernsey L.P. Inc.
List of Subsidiaries

Name                            Jurisdiction
KCI Medical Australia PTY Ltd                 Australia
LifeCell Australia Pty Ltd                Australia
KCI Austria GmbH                     Austria
KCI Medical Belgium BVBA                 Belgium
KCI Polymedics                     Belgium
KCI Brasil Importadora E Distribuidora             Brazil
De Produtos Para Saude Ltda
KCI Medical Canada Inc.                 Ontario, Canada
LifeCell Canada Inc.                     Canada
KCI APAC Holding Ltd                 Cayman Islands
KCI Medical Holdings Unlimited             Cayman Islands
KCI MS Unlimited                    Cayman Islands
KCI Medical (China) Co., Ltd.                 China
KCI Costa Rica S.A.                    Costa Rica
Chiron Holdings, Inc.                    Delaware
Chiron Topco, Inc.                    Delaware
KCI Animal Health, LLC               Delaware
KCI Brazil Holdings LLC                Delaware
KCI Holding Company, Inc.                 Delaware
KCI HomeCare, Inc.                    Delaware
KCI Imports, Inc.                    Delaware
KCI International, Inc.                     Delaware
KCI Licensing, Inc.                     Delaware
KCI Real Holdings, L.L.C.                Delaware
KCI USA Real Holdings, L.L.C.                 Delaware
KCI USA, Inc.                     Delaware
Kinetic Concepts, Inc.                    Delaware
LifeCell Corporation                    Delaware
MoMelan Technologies, Inc.                Delaware
Technimotion, LLC                    Delaware
KCI Medical ApS                     Denmark
KCI Medical Middle East & Africa FZE            Dubai
Laboratoire KCI Médical                 France
KCI Medical Holding GmbH                 Germany
KCI Medizinprodukte GmbH                Germany

KCI Hong Kong Holding Limited             Hong Kong
KCI Hungary Kft.                    Hungary
KCI Medical India Private Limited            India
KCI Medical Limited                     Ireland
KCI Manufacturing                     Ireland
KCI Medical Resources                 Ireland
LifeCell Medical Resources Limited            Ireland
KCI Medical S.r.l.                     Italy
KCI KK                         Japan
Medical Holdings Limited                 Malta
KCI Europe Holding B.V.                 The Netherlands
KCI Medical B.V.                     The Netherlands
KCI New Zealand Unlimited                 New Zealand
KCI Medical AS                     Norway
KCI Panamá, S.A.                    Panama
KCI Medical Puerto Rico, Inc.                 Puerto Rico
KCI Medical Asia Pte. Ltd.                 Singapore
KCI Medical South Africa (Proprietary) Limited        South Africa
KCI Clinic Spain, S.L.                     Spain
KCI Medical AB                     Sweden
KCI Medical GmbH                     Switzerland
KCI Properties Limited                    Texas
KCI Real Property Limited                 Texas
The Kinetic Concepts Foundation             Texas
KCI Tibbi Cihaz Ticaret Ithalat Ihracat Liited Sirket   Turkey
KCI Medical United Kingdom Limited             United Kingdom
KCI Medical Limited                     United Kingdom
KCI UK Holdings Limited                United Kingdom
KCI Medical Products (UK) Limited             United Kingdom
LifeCell EMEA Limited                    United Kingdom